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                                                               EXHIBIT 10.1 (i)

                   AMENDED AND RESTATED INVESTMENT AGREEMENT

         This Amended and Restated Investment Agreement (this "Agreement") is entered into as of this 3rd day of January, 2002, by and between ADTRAN, Inc. (the "Borrower"), a Delaware corporation, and FIRST UNION NATIONAL BANK (successor-in-interest to First Union National Bank of Tennessee) (the "Bondholder"), a national banking association.

                                 WITNESSETH

         WHEREAS, the State Industrial Development Authority for the State of Alabama (the "Issuer") issued its Taxable Revenue Bond, Series 1995 (ADTRAN, Inc. Project) in the principal amount of Fifty Million and No/100 Dollars ($50,000,000.00) (the "Bond") to the Bondholder pursuant to that certain First Amended and Restated Financing Agreement (as amended from time to time, the "Financing Agreement") dated as of April 25, 1997 among the Issuer, the Bondholder and the Borrower; and

         WHEREAS, the Borrower and the Issuer entered into that certain First Amended and Restated Loan Agreement (as amended from time to time, the "Loan Agreement") dated as of April 25, 1997, and the Issuer assigned to the Bondholder all of the rights of the Issuer under the Loan Agreement with the intention that the Bondholder enjoy the rights of the Issuer thereunder except to the extent of certain rights reserved with respect to certain rights to notice and "Additional Payments," as defined in the Financing Agreement; and

         WHEREAS, as further evidence of its obligations to the Bondholder arising under the Loan Agreement, the Borrower executed that certain First Amended and Restated Note (as amended from time to time, the "Note") dated April 25, 1997 payable to the order of the Bondholder in the maximum principal amount of Fifty Million and No/100 Dollars ($50,000,000.00); and

         WHEREAS, one condition to the Bondholder's agreement to purchase the Bond was that the Bondholder shall have a first priority lien upon certain deposit accounts maintained with the Bondholder to secure the Note and obligations under the Loan Agreement, with such deposits to be derived from sources other than the proceeds of the Bond; and

         WHEREAS, the Borrower, the Bondholder and AmSouth Bank of Alabama ("AmSouth") entered into that certain Investment Agreement (the "Original Investment Agreement") dated as of April 25, 1997, pursuant to the terms and conditions of which the Borrower granted to Bondholder a lien and security interest upon certain Deposit Accounts (as defined therein) established with Bondholder and AmSouth; and

         WHEREAS, concurrently with the execution hereof, the Bondholder and AmSouth are entering into an Assignment and Assumption Agreement, pursuant to the terms and conditions of which AmSouth is irrevocably

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selling and assigning to the Bondholder, and the Bondholder is irrevocably purchasing and assuming, AmSouth's participation and interest in the Bond, the Note, the Loan Agreement and the collateral security thereof; and

         WHEREAS, in connection with such sale and assignment from AmSouth to the Bondholder, the Borrower and Bondholder desire to amend and restate the Original Investment Agreement in its entirety, pursuant to the terms and conditions hereinafter set forth.
         NOW, THEREFORE, as an inducement to cause the Bondholder to purchase the Bond, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1.      Establishment and Maintenance of Certificate of Deposit.
                 Prior to the execution of this Agreement, the Borrower established a commercial money market deposit account with the Bondholder bearing the account number 2000010106277 in the amount of Thirty Million and No/100 Dollars ($30,000,000.00) (the "Deposit Account"). Prior or concurrently with the execution of this Agreement, Borrower shall apply the amounts on the deposit in the Deposit
                 Account, together with an additional Twenty Million and No/100 Dollars ($20,000,000.00) for a total of Fifty
                 Million and No/100 Dollars ($50,000,000.00), toward the purchase of a 5-year certificate of deposit with the Bondholder (the "Certificate of Deposit"). The Certificate of Deposit shall be established in the name of the Borrower and is and shall be subject to the restriction that the Borrower shall have no access to funds on deposit or applied thereto absent the consent of the Bondholder. The interest rate on the Certificate of Deposit shall be a fixed rate throughout the term of the Certificate of Deposit, pursuant to the Loan Agreement.
         2. Source of Deposited Funds. Funds applied by the Borrower toward the Certificate of Deposit shall not be funds that are proceeds of the Bond.
         3. Definition of Secured Indebtedness. As used herein, "Secured Indebtedness" shall mean all present and future debts and other obligations of the Borrower evidenced by the Bond, the Note and the Loan Agreement, as they may hereafter from time to time be amended, modified, extended, renewed or restated, and all obligations arising hereunder.
         4. Security Interest; Assignment. To secure the payment of the Secured Indebtedness, the Borrower hereby assigns, pledges and grants a continuing security interest in and lien on the Certificate of Deposit to the Bondholder, together with all replacement certificates of deposit, however denominated, and all proceeds thereof (collectively, the "Account").
         5. Representations and Warranties. The Borrower warrants and represents to the Bondholder the following:

                 a. Title. The Borrower is the sole legal and equitable owner of the Account.
                 b. No Encumbrances. The Account is not subject to any assignment, lien or other encumbrance other than rights in favor of the Bondholder pursuant to this Agreement.
                 c. Valid Lien. This Agreement provides the Bondholder with a valid first priority assignment of and lien interest in the Certificate of Deposit.
                 d.       Representations and Warranties in the Financing
                          Agreement and Loan Agreement. All of the
                          representations and warranties set
                          forth in Article 2 of the Financing Agreement and set forth in Section 2.2 of the Loan Agreement are true and correct as of the date hereof.

         6.      Covenants. The Borrower covenants with the Bondholder as
                             follows:

                 a. No Transfer. The Borrower shall not sell or assign the Account in whole or in part and will not grant or allow any other lien or encumbrance to attach thereto.
                 b. No Withdrawal. The Borrower shall not withdraw any funds from or otherwise applied to the Account or convert the Account to any other savings instruments or account in whole

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                          or in part, without the prior specific written
                          approval of the Bondholder; provided, however, (i) in the absence of the Event of Default hereunder the Borrower shall be entitled to receive interest accrued on the Account as such interest would normally become payable under the terms and conditions of the respective account contracts, and
                          (ii) the Borrower may at any time use funds from the Account to prepay the Secured Indebtedness, in whole or in part.

         7. Perfection. The Borrower acknowledges and agrees that the Certificate of Deposit is a bank deposit and that the Bondholder's security interest therein is duly protected against lien creditors of the Borrower, bona fide purchasers from the Borrower and the rights of the Borrower or a Trustee for Borrower under any filing under the Bankruptcy Code by the absolute control of the Bondholder as to the right of withdrawal from the Certificate of Deposit. Should the Bondholder in the future determine that the filing of a financing statement or other action is necessary or desirable as further evidence of the perfection of the interest of the Bondholder in the Account, the Borrower shall bear all costs of the preparation and filing of such financing statements or the taking of such other action, including the reasonable fees and expenses of the Bondholder's attorneys.
         8. The Bondholder's Right of Set-off. As a further inducement to the Bondholder to purchase the Bond, the Borrower hereby grants to the Bondholder (and acknowledges the existence of) the right of set-off against the Account and grants to the Bondholder (and acknowledges the existence of) a banker's lien against the Account, both of which rights serve as additional security for the Secured Obligations.
         9. The Borrower's Right of Set-off Against the Bondholder. The Bondholder hereby grants to the Borrower and acknowledges the existence of the Borrower's right to set-off the balance of the Account against and to the reduction of all or part of the balance of the Secured Indebtedness in the event that the Bondholder should fail to pay to the Borrower the funds in the Account upon the tender of full payment of Secured
                 Indebtedness or upon the tender of partial payment thereof, to the extent such partial payment is then allocated to the Bondholder's interest in the Bond.
         10. Warranty of the Bondholder. The Bondholder represents and warrants that this Agreement constitutes a legal, valid, and binding obligation of the Bondholder and is enforceable against the Bondholder in accordance with its terms, except as enforcement hereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and (ii) general principles of equity, including the exercise of judicial discretion in appropriate cases.
         11. Event of Default Defined. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

                 a. Financing Agreements. The occurrence of an Event of Default under the Financing Agreement, the Loan Agreement of the Note.
                 b. Monetary Default. The Borrower's failure to pay any amount due to the Bondholder under this Agreement within five (5) days of demand.
                 c. Breach of Covenant. The Borrower's failure to perform or observe any obligation or covenant made herein with respect to the Secured Indebtedness.
                 d. Breach of Representation or Warranty. The Borrower's making of any representation or warranty in connection with this Agreement or the Secured Indebtedness that is materially false.

         12. Remedies Upon Event of Default. Upon the occurrence of an Event of Default hereunder, the Bondholder may pursue any or all of the following remedies without any notice to the Borrower except as required below:

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                 a.       Withdrawal from Account. The Bondholder may withdraw
                          some or all of the funds in the Account and apply the proceeds thereof to the Secured Indebtedness. The Borrower hereby appoints the Bondholder as the Borrower's attorney-in-fact for the purpose of withdrawing funds from the Account in such event.
                 b. Exercise of Set-off. The Bondholder may exercise its right to set-off and lien against the Account.
                 c. Other Remedies. The Bondholder may pursue any other remedy that may be available to it under any other document pertaining to the Secured Indebtedness or that may otherwise be available to the Bondholder at law or equity.
                 d. Application of Proceeds. All amounts received by the Bondholder for the Borrower's account by exercise of its remedies hereunder shall be applied as follows:
                          First, to the payment of all expenses incurred by the Bondholder in exercising its rights hereunder, including attorney's fees, and any other expenses due the Bondholder from the Borrower; Second, to the payment of all interest included in the Secured Indebtedness, in such order as the Bondholder may elect; Third, to the payment of all principal included in the Secured Indebtedness, in such order as the Bondholder may elect; and Fourth, surplus to the Borrower or other party entitled thereto.

         13. Expenses. Upon demand, the Borrower will advance to the Bondholder or, at the Bondholder's option, reimburse the Bondholder for, the following expenses:

                 a. Taxes. All taxes that the Bondholder may be required to pay because of the Secured Indebtedness (excluding taxes based upon the net income of the Bondholder) or because of the Bondholder's interest in any property securing the payment of the Secured Indebtedness;
                 b. Administration. All expenses that the Bondholder may incur in connection with the preparation, execution, administration or enforcement of this Agreement or of any other document pertaining to the Secured Indebtedness;
                 c. Protection of Collateral. All costs of preserving or disposing of any collateral securing the Secured Indebtedness.
                 d. Costs of Collection. All court costs and other costs of collecting any debt, overdraft or other obligation included in the Secured Indebtedness, including compensation for time spent by employees of the Bondholder;
                 e. Litigation. All costs arising from any litigation, investigation, or administrative proceeding (whether or not the Bondholder is a party thereto) that the Bondholder may incur as a result of the Secured Indebtedness or as a result of the Bondholder's association with the Borrower, including, but not limited to, expenses incurred by the Bondholder in connection with a cause or proceeding involving the Borrower under any chapter of the Bankruptcy Code or any successor statute thereto;
                 f. Attorneys' Fees. Reasonable attorneys' fees and costs incurred in connection with any of the foregoing.

If the Bondholder pays any of the foregoing expenses, they shall become a part of the Secured Indebtedness and shall bear interest at the highest rate applicable to the Secured Indebtedness from time to time. This paragraph shall remain in full effect regardless of the full payment of the Secured Indebtedness, the purported termination of this Agreement, the delivery of the executed original of this Agreement to the Borrower, or the content or accuracy of any representation made by the Borrower to the Bondholder; provided, however, the Bondholder may terminate this paragraph by executing and delivering to the Borrower a written instrument of termination specifically referring to this paragraph.

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         14.      Consent to Jurisdiction and Service of Process. The Borrower
                  hereby irrevocably consents to the jurisdiction of the federal and state courts of the State of New Jersey, for the purpose of any litigation to which the Bondholder may be a party and which concerns this Agreement or the Secured Indebtedness. It is further agreed that venue for any such action shall lie exclusively with courts sitting in the State of New Jersey, unless the Bondholder agrees to the contrary in writing. The Borrower hereby further irrevocably consents to service of process being served in any suit, action or proceeding concerning this Agreement or the Secured Indebtedness by mailing a copy thereof by registered mail or certified mail, postage prepaid, return receipt requested, or by overnight courier service, to it at its address set forth herein or in the Loan Agreement.
         15. Not Partners: No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render the Bondholder a partner of the Borrower for any purpose. This Agreement has been executed for the sole benefit of the Bondholder and no third party is authorized to rely upon the Bondholder's rights hereunder or to rely upon an assumption that the Bondholder has or will exercise its rights under this Agreement or under any document referred to herein.
         16. No Marshaling of Assets. The Bondholder may proceed against collateral securing the Secured Indebtedness and against parties liable therefore in such order as it may elect, and neither the Borrower nor any creditor of the Borrower shall be entitled to require the Bondholder to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.
         17. Notices. Any communications concerning this Agreement or the credit described herein shall be addressed as provided in the Financing Agreement.
         18. No Reliance on the Bondholder's Analysis. The Borrower acknowledges and represents that, in connection with the Secured Indebtedness, the Borrower has not relied upon any financial projection, budget, assessment or other analysis by the Bondholder or upon any representation by the Bondholder as to the risks, benefits or prospects of the Borrower's business activities or present or future capital needs incidental thereto, all such considerations having been examined fully and independently by the Borrower.
         19. Legal and Binding Agreement. The Borrower warrants that the execution and performance of this Agreement will not violate any judicial or administrative order or government law or regulation, and that this Agreement is valid, binding and enforceable in every respect according to its terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws.
         20. No Consent Required. The Borrower warrants that the Borrower's execution, delivery and performance of this Agreement do not require the consent of or the giving of notice to any third party including, but not limited to, any other lender, governmental body or regulatory authority, except for the Issuer, to who such notice has been given.
         21. Indulgence Not Waiver. The Bondholder's indulgence in the existence of an Event of Default hereunder or any other departure from the terms of this Agreement shall not prejudice the Bondholder's rights to declare an Event of Default or otherwise strict compliance with this Agreement
         22. Cumulative Remedies. The remedies provided the Bondholder in this Agreement are not exclusive of any other remedies that may be available to the Bondholder under any other document or at law or equity.
         23. Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.
         24. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties except that the Borrower shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of the Bondholder.

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                  Any attempted assignment or delegation by the Borrower without such required prior consent shall be void.
         25. Entire Agreement; Termination of Existing Investing Agreement. This Agreement and the other written agreements among the parties represent the entire agreement among the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. This Agreement is intended to replace and supercede that certain Investment Agreement dated as of April 25, 1997 among Borrower,
                  Bondholder (successor-in-interest to First Union National Bank of Tennessee) and AmSouth Bank of Alabama.
         26. Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.
         27. Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed, except that the Bondholder may permit specific deviations therefrom by its written consent.
         28. Applicable Law. The validity, construction and enforcement of this Agreement shall be determined according to the laws of the State of New Jersey applicable to contracts executed and performed entirely within the state. In this regard, it is acknowledged that the Note, Loan Agreement and Financing Agreement are governed by the substantive laws of the State of Alabama, and the parties wish for New Jersey law to apply hereto because the Bondholder has its places of business and all payments on the Secured Indebtedness are due in the State of New Jersey.
         29. Gender and Number. Words used herein indicating gender or number shall be read as context may apply.
         30. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.
         31. Waivers Regarding Damages and Trial by Jury. The Borrower agrees with the Bondholder, and the Bondholder agrees with the Borrower, that they shall not have a remedy of punitive or exemplary damages against the other in any dispute arising out of this Agreement, and hereby waive any right or claim to punitive or exemplary damages as they have not or which may arise in the future in connection with any dispute arising out of this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRAIL BY JURY IN ANY ACTION ARISING HEREUNDER.
         32. Other Concurrent Deliveries to Bondholder. Concurrently with the execution hereof, the Borrower shall have delivered to the Bondholder a good standing certificate issued by the Borrower's state of incorporation within the last thirty (30) days and such Uniform Commercial Code lien, tax lien, judgment and pending litigation search results (which results shall be in form and substance satisfactory to the Bondholder) as may be requested by the Bondholder.
         33. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same document.

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             Duly executed and delivered as of the date first written above.

ATTEST:                                               ADTRAN, Inc.
/s/ Pat Gill                                          By: /s/ James E. Matthews
------------                                          -------------------------
Pat Gill                                              James E. Matthews
Executive Assistant                                   Senior Vice President/CFO

                                                      FIRST UNION NATIONAL BANK
                                                      By: /s/ Robyn G. Beh
                                                      --------------------
                                                      Robyn G. Beh
                                                      Vice President

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